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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Keane, Inc. on Form S-8 (File Nos. 33-00175, 33-16187, 33-00176, 2-76657, 2-
91931, 33-16188, 33-38361, 2-40012, 2-87193, 2-61721, 2-89418, 33-38360, 33-
38361, 33-52760, 33-52758, 33-52756, 33-52762, 333-16113, 333-56119 and 333-
62759) and Form S-3 and S-3/A (File Nos. 333-46329, 333-56733, 333-61741 and
333-66937) of our report dated February 26, 1999, on our audits of the consolidated financial statements of Keane, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



                                         /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 1999